REGISTRATION STATEMENT NO. 333-_____
                                    Filed October 1, 1996



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                           INTERWEST BANCORP, INC.
            (Exact name of registrant as specified in its charter)


         Washington                                  91-1691216
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification No.)


                             1259 West Pioneer Way
                         Oak Harbor, Washington  98277
                               (206) 679-4181
                   (Address of principal executive offices)

               Central Bancorporation Director Stock Option Plan
            Central Bancorporation 1992 Employee Stock Option Plan
                           (Full title of the Plan)


      Stephen M. Walden                        Copies to:
      President and Chief                      Eric S. Kracov, Esquire
       Executive Officer                       Breyer & Aguggia
      InterWest Bancorp, Inc.                  1300 I Street, N.W.
      1259 West Pioneer Way                    Suite 470 East
      Oak Harbor, Washington 98277             Washington, D.C.  20005
      (206) 679-4181                           (202) 737-7900
      Name, address and telephone
      number of agent for service


                               Page 1 of 7 Pages
                     Index to Exhibits Appears on Page 4.
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                        Calculation of Registration Fee

Title of
Securities       Amount     Proposed Maximum   Proposed Maximum   Amount of
  to be           to be      Offering Price        Aggregate    Registration
Registered      Registered    Per Share(1)     Offering Price(1)     Fee

Common Stock,
$.20 par
value            136,539        $29.69(2)         $4,053,843      $1,398

(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, (the "Securities Act"), the price per share is estimated to be $29.69, based upon the average of the high and low trading prices of the common stock, $.20 par value per share ("Common Stock") of Interwest Bancorp, Inc. (the "Registrant"), as reported on the Nasdaq Stock Market on September 30, 1996.

(2) Of this number, 56,400 shares are being registered for issuance under the Central Bancorporation Director Stock Option Plan and 80,139 shares are being registered for issuance under the Central Bancorporation 1992 Employee Stock Option Plan (the foregoing plans are referred to collectively herein as the "Plans"); together with an indeterminate number of shares reserved for issuance pursuant to the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

       The following documents filed with the Commission are incorporated in this Registration Statement by reference:

       (1) the Registrant's Annual Report on Form 10-K (File No. 0-26632) for the year ended September 30, 1995, dated December 20, 1995 and amended April 26, 1996;

       (2) the Registrant's Registration Statement on Form S-4 (File No. 333-2452), dated March 15, 1996 and amended April 29, 1996; and

       (3) The description of the Common Stock contained in the Registrant's Joint Proxy Statement/Prospectus dated May 6, 1996 and filed as part of the Registrant's Registration Statement on Form S-4 (File No. 333-2452), dated March 15, 1996 and amended April 29, 1996.

       All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date of and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

       Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

       Not Applicable

Item 5.     Interests of Named Experts and Counsel

       Not Applicable

Item 6.     Indemnification of Directors and Officers

       Section 23B.08.510 of the Revised Code of Washington sets forth circumstances under which a corporation may indemnify an individual.

       Article IX of Registrant's Articles of Incorporation provides for indemnification of the directors of the Registrant for monetary damages for conduct as a director, except for liability of the director for acts or omissions that involve: (i) intentional misconduct by the director; (ii) a knowing violation of law by the director; (iii) conduct violating Section 23B.08.310 of the Revised Code of Washington; or (iv) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

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Item 7.     Exemption From Registration Claimed

       Not Applicable

Item 8.     Exhibits

       The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

       No.                    Exhibit

        5               Opinion of Breyer & Aguggia

       23.1             Consent of Deloitte & Touche LLP

       23.2             Consent of Ernst & Young LLP

       23.3             Consent of Breyer & Aguggia (see Exhibit 5)

       24               Power of attorney (see signature pages)

       99.1             Central Bancorporation Director Stock Option Plan

       99.2             Central Bancorporation 1992 Employee Stock Option
Plan

Item 9.     Undertakings

       The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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       5.   Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, InterWest Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Oak Harbor, and State of Washington the 1st day of October 1996.

                                   INTERWEST BANCORP, INC.

                                   By: /s/ Stephen M. Walden
                                       Stephen M. Walden
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)

                               POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Stephen M. Walden his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By:/s/ Stephen M. Walden                       Date:  October 1, 1996
   Stephen M. Walden
   President and Chief Executive Officer
   (Principal Executive Officer)

By:/s/ H. Glenn Mouw                           Date:  October 1, 1996
   H. Glenn Mouw
   Executive Vice President and Chief
   Financial Officer
   (Principal Financial Officer)

By:/s/ Carla Tucker                            Date:  October 1, 1996
   Carla Tucker
   Vice President and Controller
   (Principal Accounting Officer)

By:/s/ Barney R. Beeksma                       Date:  October 1, 1996
   Barney R. Beeksma
   Director
                                      -6-
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By:/s/ Gary M. Bolyard                         Date:  October 1, 1996
   Gary M. Bolyard
   Director

By:/s/ Larry Carlson                           Date:  October 1, 1996
   Larry Carlson
   Director

By:/s/ Michael T. Crawford                     Date:  October 1, 1996
   Michael T. Crawford
   Director

By:/s/ Jean Gorton                             Date:  October 1, 1996
   Jean Gorton
   Director

By:/s/ Henry Koetje                            Date:  October 1, 1996
   Henry Koetje
   Director

By:/s/ C. Stephen Lewis                        Date:  October 1, 1996
   C. Stephen Lewis
   Director

By:/s/ Clark H. Mock                           Date:  October 1, 1996
   Clark H. Mock
   Director

By:/s/ Russel E. Olson                         Date:  October 1, 1996
   Russel E. Olson
   Director

By:/s/ Vern Sims                               Date:  October 1, 1996
   Vern Sims
   Director
                                    -7-
PAGE
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                                   Exhibit 5

                         Opinion of Breyer & Aguggia

PAGE

                              October 1, 1996

Board of Directors
InterWest Bancorp, Inc.
1259 West Pioneer Way
Oak Harbor, Washington  98277

Gentlemen:

      We have acted as special counsel to InterWest Bancorp, Inc., a Washington corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 136,539 shares of Corporation common stock, $.01 par value per share ("Common Stock"), to be issued pursuant to Central Bancorporation's Director Stock Option Plan and Central Bancorporation's 1992 Employee Stock Option Plan ("collectively the "Plans") upon the exercise of stock options ("Option Rights"). The Registration Statement also registers an undeterminable number of additional shares which may be necessary under the Plans to adjust the number of shares reserved for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

      We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purpose of rendering this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed appropriate or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformity in all respects of copies to originals.

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Board of Directors
October 1, 1996
Page 2

      For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plans will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

      Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to and in accordance with the Registration Statement and the Plans and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Sincerely,

                              /s/ Breyer & Aguggia

                              BREYER & AGUGGIA

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                                 Exhibit 23.1

                          Consent of Deloitte & Touche LLP

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Deloitte &
  Touche LLP

                  700 Fifth Avenue, Suite 4500    Telephone: (206) 292-1800
                  Seattle, Washington 98104-5044  Facsimile: (206) 343-7809

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Interwest Bancorp, Inc.
Oak Harbor, Washington

We consent to the incorporation by reference in this Registration Statement of Interwest Bancorp, Inc. on Form S-8 of our report dated October 28, 1994, for Interwest Savings Bank and subsidiaries, appearing in the Annual Report on Form 10-K of Interwest Bancorp, Inc. for the year ended September 30, 1995.


/s/ Deloitte & Touche LLP

September 27, 1996

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                                 Exhibit 23.2

                           Consent of Ernst & Young LLP

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Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated October 1, 1996 pertaining to the Central Bancorporation Director Stock Option Plan and Central Bancorporation 1992 Employee Stock Option Plan of our report dated October 13, 1995 with respect to the consolidated financial statements of InterWest Bancorp, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1995, filed with the Securities and Exchange Commission.

                               /s/ Ernst & Young LLP
Seattle, Washington

September 27, 1996

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                                 Exhibit 23.3

                  Consent of Breyer & Aguggia (see Exhibit 5)

PAGE
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                                  Exhibit 24

                    Power of Attorney (see signature page)

PAGE
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                                 Exhibit 99.1

               Central Bancorporation Director Stock Option Plan

PAGE
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                            CENTRAL BANCORPORATION

                          DIRECTOR STOCK OPTION PLAN

      1. Purpose of the Plan. The purpose of this Plan is to provide additional incentives to directors of Central Bancorporation (and its subsidiaries), thereby helping to attract and retain the best available personnel for positions as directors of those corporations and otherwise promoting the success of the business activities of such corporations. It is intended that Options issued pursuant to this Plan shall constitute nonqualified stock options.

      2. Definitions. As used herein, the following definitions shall apply:

            (a) "Board" shall mean the Board of Directors of Central Bancorporation.

            (b) "Common Stock" shall mean Bancorp's common stock, par value $1.67 per share.

            (c) "Committee" shall mean the Board or the Committee appointed by the Board in accordance with Section 4(a) of the Plan.

            (d) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

            (e) "Director" shall mean any person serving as a member of the Board of Bancorp or its subsidiaries.

            (f) "Bancorp" shall mean Central Bancorporation, a Washington corporation.

            (g) "Option" shall mean a stock option granted pursuant to the Plan, which shall constitute a Nonqualified Stock Option.

            (h) "Optioned Stock" shall mean the Common Stock subject to an Option.

            (i)  "Optionee" shall mean a Director who receives an Option.

            (j)  "Plan" shall mean this Director Stock Option Plan.

            (k) "Parent" shall mean any corporation owning at least eighty percent (80%) of the total voting power of the issued and outstanding stock of Bancorp, and eighty percent (80%) of the total value of the issued and outstanding stock of Bancorp.

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            (l)  "Subsidiary" shall mean any bank or other corporation of which not less than 50% of the voting shares are held by Bancorp or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by Bancorp or a Subsidiary.

       3.  Stock Subject to Options.

            (a) Number of Shares Reserved. The maximum number of shares which may be optioned and sold pursuant to the Plan shall be 60,000 shares of the Common Stock of Bancorp (subject to adjustment as provided in subparagraph 6(i) of the Plan). During the term of this Plan, Bancorp will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of the Plan.

            (b) Expired Options. If any outstanding Option expires or becomes unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall again become available for other Options.

       4.  Administration of the Plan.

            (a) The Committee. The Plan shall be administered by the Board directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. All references in the Plan to the "Committee" shall refer to such separate Committee, if any is established, or if none is then in existence, shall refer to the Board as a whole. Once appointed, any such Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

            Members of the Committee who are either eligible for Options or who have been granted Options shall be counted for all purposes in determining the existence of a quorum at any meetings of the Committee and shall be eligible to vote on all matters before the Committee respecting the granting of Options or administration of the Plan.

            At least annually, the Committee shall present a written report to the Board indicating the Directors to whom Options have been granted since the date of the last such report, and in each case the date or dates of Options granted, the number of shares optioned, and the Option price per share.

            At all times, the Board shall have the power to remove

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       all members of the Committee and thereafter to directly administer the
       Plan as a Committee of the whole.

            (b) Powers of the Committee. Subject to all provisions and limitations of the Plan, the Committee shall have the authority and discretion:

                 (1) to determine the Directors to whom Options are to be granted, the times of grant, and the number of shares to be represented by each Option;

                 (2) to determine the Option price for the shares of Common Stock to be issued pursuant to each Option, subject to the provisions of subparagraph 6(b) of the Plan;

                 (3) to determine all other terms and conditions of each Option granted under the Plan (including specifying the dates upon which Options become exercisable), which need not be identical;

                 (4) to modify or amend the terms of any Option previously granted, or to grant substitute Options, subject to the provisions of subparagraphs 6(l) and 6(m) of the Plan;

                 (5)  to interpret the Plan;

                 (6) to authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options by the Committee;

                 (7) to make all other determinations and take all other actions which the Committee deems necessary or appropriate to administer the Plan in accordance with its terms and conditions.

      All actions of the Committee shall be either by (i) a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting thereof.

      All decisions, determinations and interpretations of the Committee shall be final and binding upon all persons, including all Optionees and any other holders or persons interested in any Options, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

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      5.  Eligibility.  Options may be granted only to Directors.

      Granting of Options pursuant to the Plan shall be entirely discretionary with the Committee, and the adoption of this Plan shall not confer upon any Director any right to receive any Option or Options pursuant to the Plan unless and until said Options are granted by the Committee, in its sole discretion. Neither the adoption of the Plan nor the granting of any Options pursuant to the Plan shall confer upon any Director or Optionee any right with respect to continuation of status as a Director, nor shall the same interfere in any way with his right or with the right of the shareholders of Bancorp or any Subsidiary to terminate his status as a Director at any time.

      6. Terms and Conditions of Options. All Options granted pursuant to the Plan must be authorized by the Committee, and must be documented in written agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to all of the following terms and conditions:

            (a) Number of Shares. Each Option agreement shall state the number of shares subject to Option. Any number of Options may be granted to a single eligible Director at any time and from time to time.

            (b) Option Price and Consideration. The Option price for the shares of Common Stock to be issued pursuant to the Option shall be such price, not less than the greater of net book value or fair market value, as is determined by the Committee.

            The Option price shall be payable either (i) in United States dollars upon exercise of the Option, or (ii) if approved by the Board, other consideration including without limitation Common Stock of Bancorp, services, or other property.

            (c) Term of Option. Subject to other applicable provisions of the Plan including but not limited to Section 6(e) herein, the term of each Option shall be determined by the Committee in its discretion.

            (d) Manner of Exercise; Rights as Shareholder. An Option shall be deemed to be exercised when written notice of exercise has been given to Bancorp in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

            (e) Death of Optionee. In the event of the death of an Optionee who at the time of his death was a Director and who had been in Continuous Status as an Director since the date of grant of the Option, the Option shall terminate on the earlier of (i) one year after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option

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       agreement, except that if the expiration date should occur during the 90-day period immediately following the Optionee's death, such Option shall terminate at the end of such 90-day period. The Option shall be exercisable at any time prior to such termination by the Optionee's estate, or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee.

            (f) Disability of Optionee. If an Optionee's status as a Director is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) and if said Optionee had been in Continuous Status as a Director at all times between the date of grant of the Option and the termination of his status as a Director, his Option shall terminate on the earlier of (i) one year after the date of termination of his status as a Director, or (ii) the expiration date otherwise provided in his Option agreement.

            (g)  Termination of Status as a Director.

                 (1) If an Optionee's status as a Director is terminated at any time after the grant of his Option for any reason other than death or disability, as provided in subparagraphs (e) and (f) above, and excepting if the Director is removed for cause, as provided in (2) below, his Option shall terminate on the earlier of (i) the same day of the third month after the date of termination of his status as a Director, or (ii) the expiration date otherwise provided in his Option agreement.

                 (2) If an Optionee is removed as a Director for cause at any time after the grant of his Option, then his Option shall terminate on the date of termination of his status as an Director. For this purpose, cause shall be deemed to exist only if the Board has reasonable grounds to believe that Bancorp has suffered or will suffer substantial injury as a result of the gross negligence or dishonesty of the Director whose removal is proposed.

            (h) Non-transferability of Options. No Option granted pursuant to the Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

            (i) Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of Bancorp, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock available for grant of additional Options, and the price per share of Common Stock specified in each outstanding Option, shall be proportionately adjusted for any increase or decrease in the
                                       5
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       number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Bancorp; provided, however, that conversion of any convertible securities of Bancorp shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

            Except as otherwise expressly provided in this subparagraph 6(i), no Optionee shall have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock. Except as otherwise expressly provided in this subparagraph 6(i), any issue by Bancorp of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Options, and no adjustments in Options shall be made by reason thereof. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of Bancorp to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

            (j) Date of Grant of Option. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Said date of grant shall be specified in the Option agreement.

            (k) Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, including, applicable federal and state securities laws.

            As a condition to the exercise of an Option, Bancorp may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for Bancorp, such a representation is required by any of the aforementioned relevant provisions of law.

            (l) Merger, Sale of Assets, Etc. In the event of the merger or reorganization of Bancorp with or into any other corporation, or in the event of a proposed sale of substantially all of the assets of Bancorp, or in the event of a proposed dissolution or liquidation of Bancorp (collectively, "sale transaction"): (1) all outstanding Options that are not then fully exercisable shall become

                                       6
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       exercisable upon the date of closing of any sale transaction or such earlier date as the Committee may fix; and (2) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee shall notify each Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Optionee shall have the right to exercise his Option prior to said termination date.

            (m) Substitute Stock Options. In connection with the acquisition or proposed acquisition by Bancorp or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any directors of which have been granted stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan which confers upon the Optionee substantially the same benefits as the old option.

            (n) Tax Compliance. Bancorp, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to, (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Bank under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee or holder of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Bank under applicable tax laws. Withholding or reporting shall be considered required for purposes of this subparagraph if any tax deduction or other favorable tax treatment available to Bank is conditioned upon such reporting or withholding.

            (o)  Other Provisions.   Option agreements executed pursuant to
       the Plan may contain such other provisions as the Committee shall deem advisable.

      7. Term of the Plan. The Plan shall become effective on the date of shareholder approval of the Plan as provided in paragraph 9 of the Plan. Unless sooner terminated as provided in subparagraph 8(a) of the Plan, the Plan shall terminate on the tenth anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of the Plan.
                                 7
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      8.  Amendment or Early Termination of the Plan.

           (a) Amendment or Early Termination. The Board may terminate the Plan at any time. The Board may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the shareholders, no such revision or amendment shall increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under subparagraph 6(i) of the Plan.

            (b) Effect of Amendment or Termination. No amendment or termination of the Plan shall affect Options granted prior to such amendment or termination, and all such Options shall remain in full force and effect notwithstanding such amendment or termination.

      9. Shareholder Approval. Effectiveness of the Plan shall be subject to approval of the Plan by affirmative vote of the share- holders of Bancorp at a duly convened meeting.


                            CERTIFICATE OF ADOPTION

      I certify that the foregoing Director Stock Option Plan was approved by the Board of Directors of Central Bancorporation on __________, 199_, and by its shareholders on _____________, 1994.



                                         ______________________________
                                         Secretary

                                   8
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                                 Exhibit 99.2

            Central Bancorporation 1992 Employee Stock Option Plan

                       CENTRAL BANCORPORATION
                    1992 EMPLOYEE STOCK OPTION PLAN

     1. Purpose of the Plan. The purpose of this Plan is to provide additional incentives to key employees of Central Bancorporation and any of its current or future Subsidiaries, thereby helping to attract and retain the best available personnel for positions of responsibility with those corporations and otherwise promoting the success of the business activities of such corporations. It is intended that Options issued pursuant to this Plan shall constitute either "incentive stock options" within the meaning of
Section 422A of the Internal Revenue Code or nonqualified stock options.

     2. Definitions. As used herein, the following definitions shall apply:

          (a)  "Board" shall mean the Board of Directors of the Employer.

          (b) "Common Stock" shall mean the Employer's common stock, par value $1.67 per share.

          (c) "Committee" shall mean the Board or the Committee appointed by the Board in accordance with Section 4(a) of the Plan.

          (d) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other approved leave of absence.

          (e) "Employee" shall mean any person employed by the Employer or any Parent or Subsidiary of the Employer which acquired by the Employer.

          (f) "Employer" shall mean Central Bancorporation, a Washington corporation.

          (g) "Option" shall mean a stock option granted pursuant to the Plan. Options shall include both Incentive Stock Options under Section 422A of the Internal Revenue Code and Nonqualified Stock Options.

          (h) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (i)  "Optionee" shall mean an Employee who receives an Option.

          (j)  "Plan" shall mean this Employee Stock Option Plan.

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          (k)  "Parent" shall mean any corporation having a relationship with the Employer as described in Section 425(e) of the Internal Revenue Code.

          (l) "Shareholder-Employee" shall mean an Employee who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Employer or of any Parent or Subsidiary. For this purpose, the attribution of stock ownership rules provided in Section 425(d) of the Internal Revenue Code shall apply.

          (m) "Subsidiary" shall mean any bank or other corporation of which not less than 50% of the voting shares are held by the Employer or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Employer or a Subsidiary.

     3.   Stock Subject to Options.

          (a) Number of Shares Reserved. The maximum number of shares which may be optioned and sold pursuant to the Plan shall be 60,000 shares of the Common Stock of the Employer (subject to adjustment as provided in subparagraph 6(i) of the Plan). During the term of this Plan, the Employer will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of the Plan.

          (b) Expired Options. If any outstanding Option expires or becomes unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall again become available for other Options.

     4.   Administration of the Plan.

          (a) The Committee. The Plan shall be administered by the Board directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. All references in the Plan to the "Committee" shall refer to such separate Committee, if any is established, or if none is then in existence, shall refer to the Board as a whole. Once appointed, any such Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

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          At all times, a majority of the members of the Committee shall consist of members of the Board who are not eligible to receive Options under the Plan. Members of the Committee who are either eligible for Options or who have been granted Options shall be counted for all purposes in determining the existence of a quorum at any meetings of the Committee and shall be eligible to vote on all matters before the Committee respecting the granting of Options or administration of the Plan, except only that no such members shall vote or otherwise act upon the grant or the modification of the terms of any Option granted or to be granted to himself.

          At least annually, the Committee shall present a written report to the Board indicating the Employees to whom Options have been granted since the date of the last such report, and in each case the date or dates of Options granted, the number of shares optioned, and the Option price per share.

          At all times, the Board shall have the power to remove all members of the Committee and thereafter to directly administer the Plan as a Committee of the whole.

          (b) Powers of the Committee. Subject to all provisions and limitations of the Plan, the Committee shall have the authority and discretion:

               (1) to determine the Employees to whom Options are to be granted, the times of grant, and the number of shares to be represented by each Option;

               (2) to determine the Option price for the shares of Common Stock to be issued pursuant to each Option, subject to the provisions of subparagraph 6(b) of the Plan in the case of Incentive Stock Options;

               (3) to determine all other terms and conditions of each Option granted under the Plan (including specifying the dates upon which Options become exercisable), which need not be identical;

               (4) to modify or amend the terms of any Option previously granted, or to grant substitute Options, subject to the provisions of subparagraphs 6(l) and 6(m) of the Plan;

               (5)  to interpret the Plan;

               (6) to authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options by the Committee;

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
               (7) to make all other determinations and take all other actions which the Committee deems necessary or appropriate to administer the Plan in accordance with its terms and conditions.

     All actions of the Committee shall be either by (i) a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting thereof.

     All decisions, determinations and interpretations of the Committee shall be final and binding upon all persons, including all Optionees and any other holders or persons interested in any Options, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

     5. Eligibility. Options may be granted only to Employees whom the Committee, in its discretion, determines to be key Employees.

     Granting of Options pursuant to the Plan shall be entirely discretionary with the Committee, and the adoption of this Plan shall not confer upon any Employee any right to receive any Option or Options pursuant to the Plan unless and until said Options are granted by the Committee, in its sole discretion. Neither the adoption of the Plan nor the granting of any Options pursuant to the Plan shall confer upon any Employee or Optionee any right with respect to continuation of employment, nor shall the same interfere in any way with his right or with the right of the Employer or any Subsidiary to terminate his employment at any time.

     6. Terms and Conditions of Options. All Options granted pursuant to the Plan must be authorized by the Committee, and must be documented in written agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to all of the following terms and conditions:

          (a) Number of Shares; Annual Limitation. Each Option agreement shall state whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to Option.
     Any number of Options may be granted to a single eligible Employee at any time and from time to time, except that, in the case of Incentive Stock Options, the aggregate fair market value (determined as of the time each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by such Employee in any one calendar year (under all incentive stock option plans of the Employer, its Parent and all of its subsidiaries taken together) shall not exceed $100,000.

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          (b)  Option Price and Consideration.  The Option price for the shares of Common Stock to be issued pursuant to the Option shall be such price, not less than the par value, as is determined by the Committee, but, in the case of Incentive Stock Options, shall in no event be less than the fair market value of the Common Stock on the date of grant of the Incentive Stock Option.

          In the case of an Incentive Stock Option granted to an Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Incentive Stock Option price shall be at least 110% of the fair market value of the Common Stock on the date of grant of the Incentive Stock Option.

          The fair market value shall be determined by the Committee in its discretion; provided, however, that in the event that there is a public market for the Common Stock, the fair market value shall be the mean of the bid and asked prices of the Common Stock as of the date of grant as reported on the National Association of Securities Dealers Automatic Quotation System (NASDAQ), or, in the event the Common Stock is listed on a stock exchange, the fair market value shall be the closing price on the exchange as of the date of grant of the Option.

          The Option price shall be payable either (i) in United States dollars upon exercise of the Option, or (ii) if approved by the Board, other consideration including without limitation Common Stock of the Employer, services, or other property.

          (c) Term of Option. No Incentive Stock Option granted pursuant to the Plan shall in any event be exercisable after the expiration of ten
     (10) years from the date such Option is granted, except that the term of an Incentive Stock Option granted to an Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee shall be for not more than five (5) years from the date of grant thereof. Subject to the foregoing and other applicable provisions of the Plan including but not limited to Section 6(e) herein, the term of each Option shall be determined by the Committee in its discretion.

          (d) Manner of Exercise; Rights as Shareholder. An Option shall be deemed to be exercised when written notice of exercise has been given to the Employer in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

          (e) Death of Optionee. In the event of the death of an Optionee who at the time of his death was an Employee and who had been in Continuous Status as an Employee since the date of

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
     grant of the Option,the Option shall terminate on the earlier of (i) one year after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement except that if the expiration date of a Nonqualified Stock Option should occur during the 90-day period immediately following the Optionee's death, such Option shall terminate at the end of such 90-day period. The Option shall be exercisable at any time prior to such termination by the Optionee's estate, or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee.

          (f) Disability of Optionee. If an Optionee's status as an Employee is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) and if said Optionee had been in Continuous Status as an Employee at all times between the date of grant of the Option and the termination of his status as an Employee, his Incentive Stock Option shall terminate on the earlier of (i) one year after the date of termination of his status as an Employee, or (ii) the expiration date otherwise provided in his Option agreement.

          (g)  Termination of Status as an Employee.

               (1) If an Optionee's status as an Employee is terminated at any time after the grant of his Option for any reason other than death or disability, as provided in subparagraphs (e) and (f) above, and not by reason of fraud or willful misconduct, as provided in (2) below, his Option shall terminate on the earlier of (i) the same day of the third month after the date of termination of his status as an Employee, or (ii) the expiration date otherwise provided in his Option agreement.

               (2) If an Optionee's status as an Employee is terminated at any time after the grant of his Option by reason of fraud or willful misconduct, then his Option shall terminate on the date of termination of his status as an Employee.

          (h) Non-transferability of Options. No Option granted pursuant to the Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

          (i) Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Employer, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock available for grant of additional Options, and the price per share of Common Stock specified in each outstanding Option,

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     shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Employer; provided, however, that conversion of any convertible securities of the Employer shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

          No Incentive Stock Option shall be adjusted by the Committee pursuant to this subparagraph 6(i) in a manner which causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code.

          Except as otherwise expressly provided in this subparagraph 6(i), no Optionee shall have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock. Except as otherwise expressly provided in this subparagraph 6(i), any issue by the Employer of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Options, and no adjustments in Options shall be made by reason thereof. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

          (j) Date of Grant of Option. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Said date of grant shall be specified in the Option agreement.

          (k) Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Employer with respect to such compliance.

          As a condition to the exercise of an Option, the Employer may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common

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     Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Employer, such a representation is required by any of the aforementioned relevant provisions of law.

          (l) Merger, Sale of Assets, Etc. In the event of the merger or reorganization of the Employer with or into any other corporation, or in the event of a proposed sale of substantially all of the assets of the Employer, or in the event of a proposed dissolution or liquidation of the Employer (collectively, "sale transaction"): (1) all outstanding Options that are not then fully exercisable shall become exercisable upon the date of closing of any sale transaction or such earlier date as the Committee may fix; and (2) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee shall notify each Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Optionee shall have the right to exercise his Option prior to said termination date.

          (m) Substitute Stock Options. In connection with the acquisition or proposed acquisition by the Employer or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any employees of which have been granted incentive stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan which confers upon the Optionee substantially the same benefits as the old option; provided, however, that the issuance of any new Option for an old incentive stock option shall satisfy the requirements of Section 425(a) of the Internal Revenue Code.

          (n) Tax Compliance. The Employer, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to, (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Employer under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee or holder of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Employer under applicable tax laws. Withholding or reporting shall be considered required for purposes of this subparagraph if any tax deduction or other favorable tax treatment available to Employer is conditioned upon such reporting or withholding.

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          (o)  Other Provisions.  Option agreements executed pursuant to the
     Plan may contain such other provisions as the Committee shall deem advisable, provided in the case of Incentive Stock Options that the provisions are not inconsistent with the provisions of Section 422A(b) of the Internal Revenue Code or with any of the other terms and conditions of this Plan.

     7.   Term of the Plan.  The Plan shall become effective on the earlier of
(a) the date of adoption of the Plan by the Board; or (b) the date of shareholder approval of the Plan as provided in paragraph 9 of the Plan. Unless sooner terminated as provided in subparagraph 8(a) of the Plan, the Plan shall terminate on the tenth anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of the Plan.

     8.   Amendment or Early Termination of the Plan.

          (a) Amendment or Early Termination. The Board may terminate the Plan at any time. subject to the prior approval of the Washington Supervisor of Banking, the Board may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding shares of the Common Stock, no such revision or amendment shall:

               (1) increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under subparagraph 6(i) of the Plan; or

               (2) change the designation of the class of Employees eligible to be granted Options, as provided in paragraph 5 of the Plan.

          (b) Effect of Amendment or Termination. No amendment or termination of the Plan shall affect Options granted prior to such amendment or termination, and all such Options shall remain in full force and effect notwithstanding such amendment or termination.

     9. Shareholder Approval. Continuance of the Plan shall be subject to approval of the Plan by affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Employer at a duly convened meeting of the shareholders of the Employer, which approval must occur within twelve
(12) months before or after the date of adoption of the Plan by the Board.

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